UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

March 30, 2020

Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor

Los Angeles, CA 90094

(Address of principal executive offices, including zip code)

(310) 207-0272

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RUBI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 19, 2019, The Rubicon Project, Inc., a Delaware corporation (“Rubicon Project”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Madison Merger Corp., a Delaware corporation and wholly owned subsidiary of Rubicon Project (“Merger Sub”) and Telaria, Inc., a Delaware corporation (“Telaria”). On April 1, 2020, following a special meeting of the Rubicon Project stockholders (as described in Item 5.07 below), Merger Sub merged with and into Telaria, with Telaria continuing as the surviving corporation (the “Merger”). As a result of the Merger, Telaria became a wholly owned subsidiary of Rubicon Project.

Each share of Telaria common stock issued and outstanding as of the effective time of the Merger (the “Effective Time”) (except for shares held by Telaria as treasury stock and shares owned directly or indirectly by Rubicon Project or Merger Sub) was converted into the right to receive 1.082 (the “Exchange Ratio”) fully paid and nonassessable shares of Rubicon Project common stock (and, if applicable, substituting cash in lieu of fractional shares) (the “Merger Consideration”), less any applicable withholding taxes.

Each Telaria equity award granted under Telaria’s equity compensation plans (other than vested Telaria restricted stock unit awards) outstanding as of the Effective Time was converted into a corresponding award with respect to Rubicon Project common stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio (the “Assumed Equity Awards”). In addition, each vested Telaria restricted stock unit award outstanding as of the Effective Time was cancelled and converted into the right to receive the Merger Consideration in respect of each share underlying such award.

The issuance of Rubicon Project common stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to Rubicon Project’s registration statement on Form S-4 (File No. 333-236174), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 11, 2020.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Rubicon Project’s Current Report on Form 8-K filed with the SEC on December 23, 2019, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Resignation of Officers and Directors

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, Frank Addante and Lewis W. Coleman resigned from the board of directors of Rubicon Project (the “Board”). In addition, effective as of the Effective Time, Michael G. Barrett resigned from his position as President (but, for clarity, not from his position as Chief Executive Officer) of Rubicon Project.

(c)       Appointment of Officers

On April 1, 2020, the Board appointed Mark Zagorski as President and Chief Operating Officer, effective as of the Effective Time, to serve until his successor is duly appointed or until his earlier resignation, death or removal from office.

Mark Zagorski, 50, Rubicon Project’s President and Chief Operating Officer, previously served as Telaria’s Chief Executive Officer and a member of Telaria’s board since July 2017. From December 2010 until its acquisition by the Nielsen Company in March 2015, he served as Chief Executive Officer of eXelate Inc., a leading data management and analytics platform, and continued to manage the eXelate business as Executive Vice President, Nielsen Marketing Cloud through June 2017. Mr. Zagorski served as the Chief Revenue Officer of eXelate from April 2008 to 2010. Prior to that, from January 2005 to April 2008, he served as Chief Marketing Officer of MediaSpan, a provider of digital content management and online marketing and advertising solutions for media companies. In 1999, Mr. Zagorski helped launch WorldNow, a media platform enabling TV broadcasters to distribute and manage online content across digital platforms, and served as its President from February 2002 to December 2004. Mr. Zagorski holds a B.S. in finance from Gannon University and an M.B.A. from the University of Rochester’s Simon School of Business.

New Officer Relationships

There are no family relationships between Mr. Zagorski and any director or executive officer of Rubicon Project, and none has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements

The Rubicon Project Board has approved the execution of an employment agreement with Mark Zagorski (the “Employment Agreement”) which sets forth the terms of his employment with Rubicon Project following the Effective Time.

As previously described in the joint proxy statement/prospectus filed by Rubicon Project on February 13, 2020 (together with all supplements thereto, the “Joint Proxy Statement/Prospectus”), in connection with the execution of the Merger Agreement, Telaria’s compensation committee approved certain compensation arrangements for Mr. Zagorski with respect to his new role with Rubicon Project, and Rubicon Project agreed to honor those arrangements and to memorialize them in usual and customary agreements. As a result, Rubicon Project entered into an employment letter with Mr. Zagorski, effective as of April 1, 2020. In addition, as described in the Joint Proxy Statement/Prospectus, Telaria will pay Mr. Zagorski a closing bonus equal to $125,000. Effective as of the Effective Time, Mr. Zagorski’s annual base salary is $515,000 and target annual bonus is $500,000. Mr. Zagorski is eligible to receive a lump sum “stay bonus” in the amount of $125,000 on the date that is six months after the Effective Time, subject to his continued employment through such date (the “Stay Bonus”). Mr. Zagorski is eligible to receive a lump sum “true-up bonus” in an amount equal to the product of (1) the difference between his weekly base salary prior to the Effective Time and his new weekly base salary (based on his prior annual base salary of $494,000 and his new annual base salary of $515,000) and (2) the number of weeks between January 1, 2020 and the closing of the Merger, payable on the first payroll date after the Effective Time. Mr. Zagorski is eligible to receive, subject to the approval of the Board, an award of Rubicon Project restricted stock units with a fair market value of $600,000, determined based on the average trading price of Rubicon Project’s common stock over the 20 day period ending on March 30, 2020 (the “New RSU Award”) that will vest on the date that is six months after the completion of the merger, subject to Mr. Zagorski’s continued employment through such date. If Mr. Zagorski (i) is terminated without “cause”, (ii) Mr. Zagorski resigns for “good reason” or (iii) Mr. Zagorski resigns for any reason within 12 months following the Effective Time, he will be entitled to receive, subject to his execution and non-revocation of a release of claims and compliance with certain restrictive covenants, (a) severance payments at a rate equal to his base salary, at the rate in effect at the time of his separation date, for a period of 12 months, (b) if such separation (other than as a result of Mr. Zagorski’s resignation for a reason that does not constitute “good reason”) occurs on or prior to June 30, 2020, a pro-rata portion of his target bonus for the first half of 2020 ($250,000), (c) if such separation occurs after June 30, 2020, the earned but unpaid portion of his bonus for the first half of 2020 (if any), (d) if such separation occurs after June 30, 2020 and on or prior to December 31, 2020, a pro-rata portion of his target bonus for the second half of 2020 ($250,000), (e) if such separation occurs after December 31, 2020, the earned but unpaid portion of his bonus for the second half of 2020 (if any), (f) if such separation occurs for calendar year 2021 or beyond, a pro-rata portion of his annual bonus target for the year of termination, less any amounts already paid for the year of termination, plus any earned but unpaid bonus from prior periods, (g) reimbursement of COBRA coverage until the earliest of 12 months following his separation, the date on which he is no longer eligible for COBRA coverage or the date when he becomes eligible for substantially similar benefits under another plan, (h) if such separation occurs within 12 months following the Merger, 100% of his then-unvested Assumed Equity Awards will vest and (i) if such separation (other than as a result of Mr. Zagorski’s resignation for a reason that does not constitute “good reason”) occurs prior to the six month anniversary of the Effective Time, then the Stay Bonus will become payable and 100% of the New RSUs will vest.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement entered into with Mr. Zagorski, which will be filed with Rubicon Project’s periodic filing for the quarter ending June 30, 2020.

(d)       Election of Directors

Pursuant to the terms of the Merger Agreement, and effective as of the Effective Time, Paul Caine, Doug Knopper, Rachel Lam and James Rossman, each a Telaria director prior to the Merger, were elected to the Board to serve until their successors have been duly elected and qualified, or until any such new director’s earlier death, resignation or removal.

New Director Biographies

Paul Caine previously served as Telaria’s non-executive Chairman since January 1, 2020 and as a member of Telaria’s board of directors since June 2014. He served as Telaria’s executive Chairman from July 2017 to December 31, 2019 and Telaria’s Interim Chief Executive Officer from February 2017 to July 2017 and as the non-executive Chairman of the Board from July 2016 to February 2017. Mr. Caine has served as President of On Location Experiences at Endeavor Group Holdings, Inc. since January 2020. Mr. Caine has served as the Executive Director of the Board of Engine Group, a global marketing company, since January 2018, and as CEO and Founder of PC Ventures, LLC, an investment and advisory firm since August 2017. Mr. Caine served as the Chief Global Revenue Officer for Bloomberg Media from June 2014 to July 2016. From April 2013 to January 2014 he served as Chief Executive Officer and a member of the board of directors of WestwoodOne, Inc., the largest independent national audio media company in the U.S. From 1989 to 2013, Mr. Caine served in various capacities at Time Inc., including Executive Vice President, Chief Revenue Officer and Group President from January 2011 until April 2013, Executive Vice President, President and Group Publisher, Style & Entertainment Group from January 2010 to January 2011, and President, Style & Entertainment Group from January 2008 to January 2010. From 2007 to 2011, Mr. Caine served on the board of directors of Nexcen Brands, Inc., a strategic brand management company with a focus on retail franchising, where he served as a member of the audit and governance committees. Mr. Caine received a B.A. in Telecommunications with a minor in Business from Indiana University.

Doug Knopper  has served as a member of Telaria’s board since October 2018. Mr. Knopper is the Co-Founder of FreeWheel Media, Inc. and served as its Co-Chief Executive Officer from February 2007 to September 2017. FreeWheel, which was acquired by Comcast in 2014, provides a technology platform for the management and monetization of digital television advertising. Prior to founding Freewheel, Mr. Knopper served as the Chief Executive Officer of BitPass Inc. from 2005 to 2007 and as Senior Vice President/General Manager of DoubleClick Inc. from 2000 to 2005. Mr. Knopper received a B.A. from the University of Michigan and an M.B.A from Georgetown University.

Rachel Lam has served as a member of Telaria’s board since May 2013. Ms. Lam is the Co-Founder and Managing Partner of Imagination Capital LLC, an early stage venture capital firm founded in 2017. From 2003 to 2017, Ms. Lam served as Group Managing Director of the Time Warner Investments Group, the strategic investing arm of Time Warner Inc. Ms. Lam currently serves on the board of directors of The Center for Reproductive Rights. Ms. Lam received a B.S in industrial engineering and operations research from U.C. Berkeley and an M.B.A. from Harvard Business School.

James Rossman has served as a member of Telaria’s board since January 2011, and served as Chairman of Telaria’s board from August 2012 to May 2013. Mr. Rossman currently serves as an Operating Partner at Sliver Lake Partners. From April 2009 to June 2012, he served in various roles, including President and Chief Operating Officer, at AKQA Inc., a digital services company. From April 2001 to March 2009, Mr. Rossman served in several roles at Digitas, Inc., an integrated advertising agency and a member of the Publicis Groupe, S.A. (as of 2007), including as Chief Operating Officer. Mr. Rossman received a B.A. in economics from Trinity College and an M.M.M. from the Kellogg School of Management at Northwestern University.

New Board Classification

Effective immediately following the Effective Time, the Board was divided into three classes of directors that would serve staggered three-year terms as follows:

•	Class I (term expires at fiscal year 2021 annual meeting of stockholders): Robert J. Frankenberg, Sarah P. Harden, James Rossman
•	Class II (term expires at fiscal year 2022 annual meeting of stockholders): Michael G. Barrett, Robert F. Spillane, Rachel Lam
•	Class III (term expires at fiscal year 2020 annual meeting of stockholders): Lisa L. Troe, Paul Caine, Doug Knopper

New Committee Members and Chairs

In addition, effective immediately following the Effective Time, Paul Caine was appointed as the non-executive Chairman of the Board and the following directors were appointed to serve on the respective committees of the Board as follows:

•	Audit Committee: Lisa Troe (Chair), Robert Spillane, James Rossman , Rachel Lam
•	Compensation Committee: Doug Knopper (Chair), James Rossman , Robert Frankenberg, Sarah Harden
•	Nomination & Governance Committee: Robert Spillane (Chair), Lisa Troe, Rachel Lam, Doug Knopper

New Director Compensation

Mr. Caine, Mr. Knopper, Ms. Lam and Mr. Rossman will each participate in Rubicon Project’s non-employee director compensation arrangements pursuant to which Rubicon Project’s non-employee directors receive annual cash compensation for board and committee membership as well as Rubicon Project equity awards both upon appointment to the Board and on an annual basis (the “Program”), provided, however, that Mr. Caine, Mr. Knopper, Ms. Lam and Mr. Rossman will not be entitled to receive an initial grant of Rubicon Project equity awards otherwise granted to newly appointed Rubicon Project directors pursuant to the Program.

New Director Relationships

There are no family relationships between Mr. Caine, Mr. Knopper, Ms. Lam and Mr. Rossman and any director or executive officer of Rubicon Project, and none has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2020, in accordance with the Merger Agreement, the Board adopted Rubicon Project’s Second Amended and Restated Bylaws, effective as of the Effective Time. A copy of the Second Amended and Restated Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated into this Item 5.03 by reference.

Rubicon Project’s Second Amended and Restated Bylaws are described in the Joint Proxy Statement/Prospectus.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 30, 2020, Rubicon Project held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified below, each of which is described in detail in the Joint Proxy Statement/Prospectus, which Rubicon Project filed with the SEC and first mailed to Rubicon Project shareholders on February 13, 2020.

As of the close of business on February 11, 2020, the record date for the Special Meeting, 55,038,062 shares of Rubicon Project common stock were issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 39,161,525 shares of Rubicon Project common stock were represented in person or by proxy and, therefore, a quorum was present. Proposal 1 below was approved and, although sufficient votes were received to approve Proposal 2, an adjournment of the Special Meeting was not necessary due to the approval of Proposal 1. The number of votes cast for or against, as well as abstentions, if applicable, with respect to each proposal is set out below:

(1)	To approve the issuance of shares of Rubicon Project common stock to the stockholders of Telaria pursuant to the Merger Agreement (the “Rubicon Project Share Issuance Proposal”). The Rubicon Project Share Issuance Proposal was approved by the following vote::

FOR	AGAINST	ABSTAIN
38,819,361	48,435	293,729

(2)	To approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Rubicon Project Share Issuance Proposal (the “Rubicon Project Adjournment Proposal”). The Rubicon Project Adjournment Proposal was approved by the following vote:

FOR	AGAINST	ABSTAIN
36,810,246	2,025,582	325,697

Item 8.01.	Other Events.

On April 1, 2020, Rubicon Project and Telaria issued a joint press release announcing the consummation of the Merger. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired

The financial statements of Telaria required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)       Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)       Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 19, 2019, by and among Telaria, Inc., The Rubicon Project, Inc. and Madison Merger Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by The Rubicon Project, Inc. with the SEC on December 23, 2019).*
3.1	Second Amended and Restated Bylaws of The Rubicon Project, Inc., dated April 1, 2020
99.1	Joint Press Release issued by The Rubicon Project, Inc. and Telaria, Inc., dated April 1, 2020

*	All schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	April 1, 2020	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary